SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   July 27, 2005


                              THE DRESS BARN, INC.
             (Exact name of registrant as specified in its charter)


                                   Connecticut
                 (State or other Jurisdiction of Incorporation)


0-11736                                                06-0812960
Commission File                                     (I.R.S. Employer
Number)                                             Identification No.)


30 Dunnigan Drive, Suffern, New York                      10901
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:      (845) 369-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


On August 4, 2005, the registrant issued a press release disclosing its sales results for its fiscal month of July 2005. A copy of this press release is furnished as Exhibit No. 99.1 to this Form 8-K.


ITEM 8.01 OTHER EVENTS.

On July 27, 2005, the registrant issued a press release announcing that the Supreme Court of Connecticut's decision to reverse a judgment against the Company in the amount of $32 million has become final. As a result, the approximately $41 million in the escrow account established in connection with the Company's appeal has been released. The Company is using the proceeds from the escrow account to reduce its outstanding debt. The reversal of the legal accrual for this litigation will be reflected in the Company's financial results for its fiscal fourth quarter ending July 30th. A copy of this press release is furnished as Exhibit No. 99.2 to this Form 8-K.


These press releases shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


(c)       Exhibits

Exhibit   Description

99.1 Press Release of The Dress Barn, Inc. issued August 4, 2005 The Dress Barn Inc. Reports Strong July Sales Results

99.2 Press Release of The Dress Barn, Inc. issued July 27, 2005 The Dress Barn Inc. Announces the Release of Escrow Funds, Reversal of Legal Accrual and Reduction of Outstanding Debt




SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       THE DRESS BARN INC.
                                       (Registrant)


Date: August 4, 2005                 BY: /S/ ARMAND CORREIA
                                           Armand Correia
                                           Senior Vice President
                                           (Principal Financial
                                           and Accounting Officer)



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                                  EXHIBIT INDEX


Exhibit Number   Description
--------------   --------------------------------------------------------

99.1 Press Release of The Dress Barn, Inc. issued August 4, 2005 The Dress Barn Inc. Reports Strong July Sales Results

99.2 Press Release of The Dress Barn, Inc. issued July 27, 2005 The Dress Barn Inc. Announces the Release of Escrow Funds, Reversal of Legal Accrual and Reduction of Outstanding Debt